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[DELOITTE & TOUCHE LETTERHEAD]


                                                                      Exhibit 15


May 6, 2000

Celestial Seasonings, Inc
4600 Sleepytime Drive
Boulder, CO  80301


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Celestial Seasonings, Inc. and subsidiaries for the periods ended March 31, 2000 and 1999, as indicated in our report dated April 12, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in Registration Statement No. 333-33830 on Form S-4 of The Hain Food Group, Inc.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



/s/ Deloitte & Touche LLP



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